UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

30 CORPORATE DRIVE, SUITE 200

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 15, 2015 (the “Closing Date”), pursuant to the terms of a Share Purchase Agreement (“SPA”) dated April 15, 2015, CIRCOR International, Inc. , through its wholly owned German subsidiary, Circor German Holdings GmbH & Co. KG (collectively, the “Company”) completed the acquisition of all of the outstanding equity interest in Schroedahl-ARAPP Spezialarmaturen GmbH & Co. KG and affiliates (“Schroedahl”), a privately-owned manufacturer of safety and control valves primarily in the power generation market. The Company acquired Schroedahl for a net cash purchase price (the “Purchase Price”) of approximately €76.6 million (net of cash and cash-like items on Schroedahl’s balance sheet), subject to certain post-closing adjustments, from its previous owners, Rolf Schroeder, Klaus Michael Schroeder and Marc-Wilhelm Schroeder with whom the Company has had no previous material relationship. Sources of funds for the Purchase Price include cash on hand and the Company’s existing revolving credit facility. The SPA contains certain representations, warranties and covenants and each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters in certain circumstances.

The foregoing description of the SPA is qualified in its entirety by reference to the full text of the SPA,an English translation of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 16, 2015, the Company, issued a press release announcing the acquisition of Germany-based Schroedahl. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, financial statements required by Item 9.01(a) of Form 8-K, if applicable, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial information required by Item 9.01(b) of Form 8-K, if applicable, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated April 15, 2015, between CIRCOR International, Inc. and affiliates and Schroedahl-ARAPP Spezialarmaturen GmbH & Co. KG and affiliates
99.1	CIRCOR Press Release dated April 16, 2015

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2015	CIRCOR INTERNATIONAL, INC.
/s/ Alan J. Glass
	By:	Alan J. Glass
Vice President, General Counsel and Secretary